Exhibit 99.1
Silvergate to be the Exclusive Issuer of U.S. Dollar Backed Stablecoins by Diem
This strategic partnership will leverage Silvergate’s regulatory experience and modern financial infrastructure.
LA JOLLA, Calif. – May 12, 2021 – Silvergate Capital Corporation (“Company”) (NYSE: SI), the leading provider of innovative financial infrastructure solutions to the digital currency industry, today announced a partnership with Diem Networks U.S. Inc. (“Diem”), in which the Company’s wholly-owned subsidiary Silvergate Bank (“Silvergate”) will become the exclusive issuer of DiemUSD.
Diem has built a blockchain-based payment system to support financial inclusion and responsible financial services innovation. In this partnership, Silvergate will issue a U.S. dollar (“USD”) backed stablecoin, known as DiemUSD, the first asset ever issued on the Diem payment system, which will enable the conversion of fiat USD to and from the stablecoin through a process known as “minting” and “burning.” The stablecoins can then be used by virtual asset service providers (“VASPs”) for a variety of use cases, which includes commerce between consumers and merchants, as well as cross-border payments.
“We believe in the future of U.S. dollar backed stablecoins and their potential to transform existing payment systems,” said Alan Lane, chief executive officer of Silvergate. “We’re inspired by Diem’s technology and commitment to building a regulatory compliant payment system that offers a safe and secure way to move money. We’re excited to be at a place in the process where we can announce this product with confidence and look forward to continuing our work with Diem to bring this to market.”
In the months leading up to the announcement, Diem and Silvergate have been focused on ensuring the system is designed to meet regulatory expectations. Both organizations are continuing to prioritize technological and operational readiness for a pilot, as the parties finalize the terms of a definitive agreement.
"Silvergate is a leader in financial innovation and an ideal partner for Diem as we move forward with a blockchain-based payment system that protects consumers and enhances the integrity of the financial system," said Stuart Levey, chief executive officer of Diem. “We are committed to a payment system that is safe for consumers and businesses, makes payments faster and cheaper, and takes advantage of blockchain technology to bring the benefits of the financial system to more people around the world. We look forward to working with Silvergate to realize this shared vision.”

About Silvergate
Silvergate Capital Corporation (NYSE: SI) is the leading provider of innovative financial infrastructure solutions and services for the growing digital currency industry. The Company’s real-time payments platform, known as the Silvergate Exchange Network, is at the heart of its customer-centric suite of payments, lending and funding solutions serving an expanding class of digital currency companies and investors around the world. Silvergate is enabling the rapid growth of digital currency markets and reshaping global commerce for a digital currency future.
Forward-Looking Statements
Statements in this press release may constitute forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Statements relating to future events or our future performance or financial condition are not facts, but are based on current expectations, estimates and assumptions by management. These statements are not representations regarding or guaranties of future performance, condition or results and involve various risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of many factors. For information about other important factors that could cause actual results to differ materially from those discussed in the forward-looking statements contained in this release, please refer to the Company's public reports filed with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.
Investor Relations Contact:
Lauren Scott/Hunter Stenback
(858) 200-3782
investors@silvergate.com
Media Contact:
Natalie Short/Conor Shea
press@silvergate.com